UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2014

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement
On May 7, 2014, Valley National Bancorp (the “Valley”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 1st United Bancorp, Inc. (“1st United”), providing for the merger of 1st United with and into Valley, with Valley as the surviving entity (the “Merger”). Immediately following the Merger, 1st United Bank, a Florida state-chartered commercial bank and wholly-owned subsidiary of 1st United, will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank surviving the merger.
Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each share of common stock of 1st United will be converted into 0.89 of a share of Valley common stock, subject to adjustment in the event the average price of Valley’s common stock falls below $8.09 or rises above $12.13 prior to the closing of the Merger and subject to the payment of cash in lieu of fractional shares. In the event Valley’s average share price during the 20 business day period ending 5 days prior to closing (the “Average Closing Price”) is less than $8.09, then Valley will increase the 0.89 exchange ratio (or, in lieu of such increase, make a cash payment to 1st United shareholders) so that 1st United shareholders receive $7.20 in Valley common stock for each 1st United share they hold. In the event the Average Closing Price is greater than $12.13, then Valley will decrease the 0.89 exchange ratio so that 1st United shareholders receive $10.80 in Valley common stock for each 1st United share they hold. In addition, outstanding 1st United stock options will be converted into the right to receive a cash payment from 1st United immediately prior to the effective time of the Merger equal to the product of the number of shares underlying the 1st United stock options multiplied by the excess, if any, of the Average Closing Price over the exercise price of the 1st United stock options, multiplied by the exchange ratio. Each outstanding share of Valley common stock will remain outstanding and be unaffected by the Merger.
The Merger Agreement contains representations, warranties, and covenants of Valley and 1st United, including, among others, a covenant that requires (i) each of Valley and 1st United to conduct its business in the ordinary course and consistent with past banking practice during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) 1st United to not engage in certain kinds of transactions during such period (without the prior written consent of Valley). 1st United has also agreed, subject to certain exceptions generally related to the Board’s evaluation and exercise of its fiduciary duties, to not (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. Valley has also agreed, as a condition to closing the Merger, to seek shareholder approval of an amendment to Valley’s Restated Certificate of Incorporation to increase the number of shares of authorized common stock.
The Merger Agreement provides certain termination rights for both Valley and 1st United, and further provides that upon termination of the Merger Agreement under certain circumstances, 1st United will be obligated to pay Valley a termination fee of $14.5 million, plus Valley’s reasonable out of pocket expenses up to $750,000.
Completion of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the Merger by shareholders of 1st United, (ii) receipt of the requisite approval of the amendment to Valley’s Restated Certificate of Incorporation to increase the number of shares of authorized Valley common stock by shareholders of Valley, (iii) receipt of regulatory approvals, (iv) the absence of any law or order prohibiting the closing and (v) effectiveness of the registration statement to be filed by Valley with respect to the stock to be issued in the Merger. Completion of the Merger is also subject to receipt by Valley of written consents from the FDIC for the assignment of the shared-loss agreements between 1st United and the FDIC. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.
The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning Valley and 1st United that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.
Employment Agreement
As provided in the Merger Agreement, Valley and Valley National Bank have entered into an employment agreement with Rudy Schupp, Chief Executive Officer of 1st United (the “Employment Agreement”), that will become effective as of the date of the closing of the Merger and continue until the third anniversary of the date of the closing of the Merger, subject to early termination as provided in the Employment Agreement. During such term of employment, Mr. Schupp shall be the Executive Vice President and President of the Florida division of Valley National Bank and earn an annual base salary of $340,000, which is subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Valley (the “Board”). Mr. Schupp will be eligible to receive an annual cash bonus, equity awards under Valley’s equity compensation plans and other customary benefits and perquisites which are offered to similarly situated executive officers of Valley.
In the event Mr. Schupp’s employment is terminated by Valley National Bank without Cause (as defined in the Employment Agreement) or by Mr. Schupp for Good Reason (as defined in the Employment Agreement), subject to his compliance with certain sections of the Employment Agreement related to cooperation, confidentiality, restrictive covenants and non-disparagement, Mr. Schupp will be entitled to receive his base salary for the greater of (i) twelve (12) months from the date of termination or (ii) the remaining term of the Employment Agreement; provided, however, that if the termination without Cause or for Good Reason occurs within one (1) year of a change in control of Valley or Valley National Bank, Mr. Schupp will instead be entitled to receive his base salary for the greater of (i) twenty-four (24) months from the date of termination or (ii) the remaining term of the Employment Agreement.
The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Valley intends to file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “Commission”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus, and other documents filed by Valley with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Valley’s web site at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380.
Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of 1st United or Valley. However, Valley, 1st United, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from 1st United’s shareholders in respect of the merger and the solicitation of proxies from Valley’s shareholders in respect of the amendment to its certificate of incorporation to increase the authorized common shares. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on March 10, 2014 and can be obtained free of charge from Valley’s website. Information regarding the directors and executive officers of 1st United may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on April 17, 2014 and can be obtained free of charge from 1st United’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of 1st United with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe including, without limitation; the inability to realize expected cost savings and synergies from the merger of 1st United with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; failure to obtain the FDIC’s consent to the assignment of the shared-loss agreements with 1st United to Valley; material adverse changes in Valley’s or 1st United’s operations or earnings; the inability to retain 1st United’s customers and employees; or a decline in the economy, mainly in New Jersey, New York and Florida, as well as the risk factors set forth in Valley’s Annual

Report on Form 10-K for the year ended December 31, 2013. Valley assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1	Agreement and Plan of Merger, dated May 7, 2014, by and between Valley National Bancorp and 1st United Bancorp, Inc.

10.1	Employment Agreement, dated as of May 7, 2014, by and among Rudy Schupp, Valley National Bancorp and Valley National Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2014	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President and
Chief Financial Officer (Principal Financial Officer)